UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2018 (January 24, 2018)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
VEHICLE DEBT

HVF II U.S. Vehicle Medium Term Notes

On January 24, 2018, Hertz Vehicle Financing II LP (“HVF II”), a wholly-owned, special purpose subsidiary of Hertz Global Holdings, Inc. (“HGH”), issued $1.0 billion aggregate principal amount of Series 2018-1 Rental Car Asset Backed Notes, Class A, Class B, and Class C (the "Series 2018-1 Notes"), to unaffiliated third parties under the Series 2018-1 Supplement, dated January 24, 2018, among HVF II, The Hertz Corporation (“Hertz”), a wholly-owned subsidiary of HGH, and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Series 2018-1 Supplement”). HGH utilizes the HVF II securitization platform to finance its U.S. rental car fleet.

The expected maturities of the Series 2018-1 Notes are February 2023. The Series 2018-1 Notes are comprised of approximately $764.0 million aggregate principal amount of Series 2018-1 3.29% Class A Notes, $179.9 million aggregate principal amount of Series 2018-1 3.60% Class B Notes, and $56.1 million aggregate principal amount of Series 2018-1 4.39% Class C Notes. In addition, HVF II also issued (i) $58.2 million aggregate principal amount of Series 2018-1 5.86% Class D Notes which were purchased by Hertz, and (ii) $67.6 million aggregate principal amount of Series 2018-1 7.32% Class RR Notes, which were purchased by Hertz.

The Class B Notes are subordinated to the Class A Notes. The Class C Notes are subordinated to the Class A Notes and the Class B Notes. The Class D Notes are subordinated to the Class A Notes, the Class B Notes, and the Class C Notes. The Class RR Notes are subordinated to the Class A Notes, the Class B Notes, the Class C Notes, and the Class D Notes.

The net proceeds from the sale of the Series 2018-1 Notes generally are expected to be used (i) to repay a portion of the outstanding principal amount of HVF II’s Series 2013-A Variable Funding Notes and/or (ii) to make loans to Hertz Vehicle Financing LLC, a wholly-owned special purpose subsidiary of HGH.

The foregoing descriptions of the Series 2018-1 Notes are qualified in their entirety by reference to the complete terms and conditions of the Series 2018-1 Supplement, a copy of which is attached hereto as Exhibit 4.11.11 and which is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
4.11.11
Series 2018-1 Supplement, dated as of January 24, 2018, among Hertz Vehicle Financing II LP, as Issuer, The Hertz Corporation, as Group I Administrator, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Group I Supplement, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Base Indenture, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer
Date:  January 26, 2018